================================================================================

                                 UNITED STATES
                       SECURITIES & EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________


                                  FORM 8-K/A

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of report (Date of earliest event reported):
                              September 14, 1999


                               INTERLIANT, INC.
                               -----------------
            (Exact name of registrant as specified in its charter)


          Delaware                   0-26115             13-3978980
------------------------------     -----------       ------------------
(State or other jurisdiction       (Commission        (I.R.S. Employer
  of incorporation)                File Number)      Identification No.)



         Two Manhattanville Road
            Purchase, New York                                 10577
  ---------------------------------------                    --------
  (Address of principal executive offices)                  (Zip Code)


                                (914) 640-9000
                                --------------
             (Registrant's telephone number, including area code)

================================================================================

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

     On September 14, 1999, Interliant, Inc. ("Interliant") filed a Current Report on Form 8-K to report the acquisition of Sales Technology Limited ("Sales Technology"). Pursuant to Item 7 of Form 8-K, Interliant indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 is filed to provide the required financial information.

(a) Consolidated Financial Statements of Business Acquired - Sales Technology Limited

     Report of Independent Auditors

     Consolidated Profit and Loss Accounts for the year ended October 31, 1998 and for the nine months ended July 31, 1999 and 1998 (unaudited)

     Consolidated Balance Sheets as of October 31, 1998 and July 31, 1999 (unaudited)

     Consolidated Statements of Cash Flows for the year ended October 31, 1998 and for the nine months ended July 31, 1999 and 1998 (unaudited)

     Notes to the Accounts

(b)  Pro Forma Combined Financial Information of Interliant, Inc.

     Unaudited pro forma combined condensed balance sheet as of June 30, 1999.

     Unaudited pro forma combined condensed statement of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999

     Notes to unaudited pro forma combined condensed financial statements

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interliant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 22, 1999

                                  INTERLIANT, INC

                                  By:  /s/ William A. Wilson
                                  --------------------------
                                  William A. Wilson
                                  Chief Financial Officer and Treasurer

(a) Financial Statements of Business Acquired

                                              REPORT OF INDEPENDENT AUDITORS


To the Board of Directors
Sales Technology Limited


We have audited the accompanying consolidated balance sheet of Sales Technology Limited as of 31 October 1998 and the related consolidated profit and loss account and statement of cash flows for the year ended 31 October 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sales Technology Limited at 31 October 1998 and the consolidated results of its operations and its consolidated cash flows for the year ended 31 October 1998, in conformity with accounting principles generally accepted in the United Kingdom.



                                                               ERNST & YOUNG LLP

London, England
November 22, 1999

Sales Technology Limited
-----------------------------------------------------------------------------
CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                                              Audited         Unaudited     Unaudited
                                                                 year          9 months      9 months
                                                                ended             ended         ended
                                                           31 October           31 July       31 July
                                                                 1998              1999          1998
                                                 Notes        (Pounds)          (Pounds)      (Pounds)
TURNOVER                                           2          575,832           736,420       323,789
Cost of sales                                                 135,836           314,886        42,993
                                                           ----------         ---------     ---------
Gross profit                                                  439,996           421,534       280,796
Administrative expenses                                       726,962           442,552       475,564
                                                           ----------         ---------     ---------
OPERATING LOSS                                     3         (286,966)          (21,018)     (194,768)
Interest receivable                                               557                 -           557
Interest payable                                   6           (5,843)          (16,429)       (1,453)
                                                           ----------         ---------     ---------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                  (292,252)          (37,447)     (195,664)
Taxation                                           7           22,363                 -             -
                                                           ----------         ---------     ---------
LOSS FOR THE FINANCIAL YEAR                                  (269,889)          (37,447)     (195,664)
                                                           ==========         =========     =========

________________________________________________________________________________

There were no recognised gains or losses other than those recorded above

  The notes to the financial statements are an integral part of the financial statements.

Sales Technology Limited
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS

                                                                  Audited     Unaudited
                                                                    as at         as at
                                                               31 October       31 July
                                                                    1998           1999
                                                        Notes    (Pounds)       (Pounds)
FIXED ASSETS
Tangible assets                                            8      63,797        122,017
                                                                --------      ---------
CURRENT ASSETS
Debtors                                                    9     348,213        335,501
Cash at bank and in hand                                          16,997             13
                                                                --------      ---------
                                                                 365,210        335,514
CREDITORS: amounts falling due within one year            10     269,575        345,395
                                                                --------      ---------
NET CURRENT ASSETS/(LIABILITIES)                                  95,635         (9,881)
                                                                --------      ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                            159,432        112,136

CREDITORS: amounts falling due after more than one year   11      51,247         41,398
                                                                --------      ---------
                                                                 108,185         70,738

                                                                ========      =========

CAPITAL AND RESERVES
Called up share capital                                   17         562            562
Share premium                                             18     137,702        137,702
Capital reserve                                           18      14,626         14,626
Profit and loss account                                   18     (44,705)       (82,152)
                                                                --------      ---------
SHAREHOLDERS' FUNDS                                       18     108,185         70,738
                                                                ========      =========


________________________________________________________________________________

  The notes to the financial statements are an integral part of the financial statements.

Sales Technology Limited
------------------------------------------------------------------------------
CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                        Audited         Unaudited         Unaudited
                                                                           year          9 months          9 months
                                                                          ended             ended             ended
                                                                     31 October           31 July           31 July
                                                                           1998              1999              1998
                                                           Notes       (Pounds)          (Pounds)          (Pounds)
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                    3(b)    (169,244)          (73,802)         (122,227)
                                                                      --------           -------           -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Bank interest paid                                                      (5,341)          (14,647)           (1,453)
Interest element of finance lease rental payments                         (502)           (1,782)             (376)
Interest received                                                          557                 -               557
                                                                      --------          --------           -------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS
 AND  SERVICING OF FINANCE                                              (5,286)          (16,429)           (1,272)
                                                                      --------          --------           -------
TAXATION
Corporation tax paid                                                   (23,608)                -           (23,608)
                                                                      --------          --------           -------
TAX PAID                                                               (23,608)                -           (23,608)
                                                                      --------          --------           -------
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets                              (65,110)          (64,867)          (60,524)
Proceeds from sale of tangible fixed assets                              2,702             3,031                 -
                                                                      --------          --------           -------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE                              (62,408)         (61,836)          (60,524)
                                                                      --------          -------           -------
NET CASH OUTFLOW BEFORE FINANCING                                     (260,546)         152,067)         (207,631)
                                                                      --------          -------           -------
FINANCING
Issue of share capital                                                  97,844                -            97,844
Net movement in short term borrowings                                   62,576           95,100                 -
Net movement in long term borrowings                                    32,508                -                 -
Repayments of capital element of finance lease rentals                  (4,234)          (1,780)           (3,104)
                                                                      --------          -------           -------
NET CASH INFLOW FROM FINANCING                                         188,694           93,320            94,740
                                                                      --------          -------          --------
DECREASE IN CASH                                             15        (71,852)         (58,747)         (112,891)
                                                                      ========          =======          ========

-------------------------------------------------------------------------------

  The notes to the financial statements are an integral part of the financial statements.

     Sales Technology Limited
     --------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 october 1998


1.   ACCOUNTING POLICIES

     Accounting convention
     The accounts are prepared under the historical cost convention, and in accordance with applicable United Kingdom accounting standards.

     Companies Act 1985
     These financial statements do not comprise statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 31 October 1998 of Sales Technology Limited and Sales Success Limited, have been delivered to the Registrar of Companies for England and Wales. The auditors' reports on these accounts were unqualified.
     Sales Technology Limited took advantage of exemptions for small groups available under the Companies Act 1985 and did not prepare consolidated statutory accounts for the year ended 31 October 1998.

     Basis of consolidation
     These financial statements consolidate the accounts of Sales Technology Limited and its subsidiary undertaking, Sales Success Limited, drawn up to 31 October 1998.

     The financial statements at 31 July 1999 and for the nine months ended 31 July 1999 and 1998 are unaudited but, in the opinion of the company's management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended 31 July 1999 are not necessarily indicative of the results that may be expected for the year ended 31 October 1999.

     Goodwill
     Negative goodwill arising on the acquisition of the company's wholly owned subsidiary has been taken to a capital reserve.

     Depreciation
     Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset evenly over its expected useful life, as follows:

     Leasehold land and buildings   -   over the lease term
     Fixtures and fittings          -   25% on cost
     Office equipment               -   33% - 50% on cost
     Motor vehicles                 -   25% on cost

     The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

     Leasing and hire purchase agreements
     Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives.

     The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

     Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

     Sales Technology Limited
     -----------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 October 1998


     Pensions
     It is the policy of the company to contribute to defined contribution pension schemes for certain employees by payment to insurance companies. The assets of the scheme are held separately from those of the company. The premiums payable are charged to the profit and loss account. Any difference between amounts charged to the profit and loss account and contributions paid is shown as a separately identified liability or asset in the balance sheet.

1.   ACCOUNTING POLICIES (continued)

     Deferred taxation
     Deferred taxation is provided on the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is estimated that taxation will be payable.

     Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.

     Deferred tax assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.

2.   TURNOVER
     Turnover, which is stated net of value added tax, represents amounts invoiced to third parties in respect of the group's continuing activity, the design and implementation of computerised sales management systems and computer consultancy services.

     All turnover arises from within the United Kingdom.

3.   OPERATING LOSS
     (a) This is stated after charging/(crediting):

                                                                      31 Oct
                                                                       1998
                                                                     (Pounds)
     Auditors' remuneration                                             4,500
     Depreciation of owned fixed assets                                22,275
     Depreciation of assets held under finance leases and hire
        purchase contracts                                              3,011
     Operating lease rentals - land and buildings                      34,868
     Profit on sale of tangible fixed assets                             (423)
                                                                      =======

     (b) Reconciliation of operating loss to net cash outflow from operating activities:

                                                                      31 Oct
                                                                       1998
                                                                     (Pounds)

     Operating loss                                                  (286,966)
     Depreciation                                                      25,286
     Decrease in operating debtors and prepayments                     59,800
     Increase in operating creditors and accruals                      32,636
                                                                     --------
                                                                     (169,244)
                                                                     ========

     Sales Technology limited
     ------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 October 1998

                                                                      31 Oct
4.   DIRECTORS' REMUNERATION                                           1998
                                                                     (Pounds)
     Emoluments                                                       135,655
     Compensation to directors for loss of office                       9,375
                                                                     --------
                                                                      145,030
                                                                     ========

                                                                           No.

     Members of defined contribution pension schemes                        1
                                                                       =======


5.   STAFF COSTS

                                                                        31 Oct
                                                                          1998
                                                                      (Pounds)

     Wages and salaries                                                222,946
     Social security                                                    41,199
     Other pension costs                                                 2,400
                                                                      --------
                                                                       266,545
                                                                      ========

     The average weekly number of employees during the year was
                                                                        31 Oct
                                                                          1998
                                                                           No.

     Operational                                                             9
     Administration                                                          4
                                                                          ----
                                                                            13
                                                                          ====


6.   INTEREST PAYABLE

                                                                          31 Oct
                                                                            1998
                                                                        (Pounds)

     Interest on loans partially repayable within five years              5,341
     Interest on finance leases                                             502
                                                                       --------
                                                                          5,843
                                                                       ========

7.   TAXATION
                                                                          31 Oct
                                                                            1998
                                                                        (Pounds)
     Based on the loss for the year:
     Corporation tax                                                     22,363
                                                                        =======

     Sales Technology Limited
     --------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 October 1998

8.   TANGIBLE FIXED ASSETS

                                            Short
                                        leasehold   Fixtures and      Motor      Office
                                     improvements       fittings   vehicles   equipment     Total
                                          (Pounds)       (Pounds)   (Pounds)    (Pounds)  (Pounds)
     Cost :
     At 1 November 1997                         -          4,046     26,559      49,335    79,940
     Additions                              4,586         24,376          -      36,148    65,110
     Disposals                                  -              -    (14,515)          -   (14,515)
                                          -------      ---------   --------    --------   -------
     At 31 October 1998                     4,586         28,422     12,044      85,483   130,535
                                          -------      ---------   --------    --------   -------
     Depreciation:
     At 1 November 1997                         -          2,739     10,442      40,084    53,265
     Provided during the year                 358          2,750      6,640      15,538    25,286
     Disposals                                  -              -    (11,813)          -   (11,813)
                                          -------      ---------   --------    --------   -------
     At 31 October 1998                       358          5,489      5,269      55,622    66,738
                                          -------      ---------   --------    --------   -------
     Net book value:
     At 31 October 1998                     4,228         22,933      6,775      29,861    63,797
                                          =======      =========   ========    ========   =======

     At 1 November 1997                         -          1,307     16,117       9,251    26,675
                                          =======      =========   ========    ========   =======

     The net book value of office equipment above includes an amount of (Pounds)6,775 in respect of assets held under finance leases and hire purchase contracts.

9.   DEBTORS


                                                                                          31 Oct
                                                                                           1998
                                                                                         (Pounds)
     Trade debtors                                                                        265,378
     Other debtors                                                                         42,534
     Corporation tax                                                                       22,363
     Prepayments                                                                           17,938
                                                                                         --------
                                                                                          348,213
                                                                                         ========

     Other debtors includes (Pounds)30,000 in respect of a rent deposit which is repayable upon expiry of the lease under which it was paid. This is due to expire in 2008.

     Sales Technology Limited
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 October 1998

10.  CREDITORS: amounts falling due within one year

                                                                                      31 Oct
                                                                                        1998
                                                                                    (Pounds)
     Bank loans (note 12)                                                             62,576
     Obligations under finance leases and hire purchase contracts (note 13)            1,100
     Trade creditors                                                                  53,757
     Other taxes and social security costs                                            40,689
     Accruals and deferred income                                                    111,453
                                                                                   ---------
                                                                                     269,575
                                                                                   =========

     The bank loan is secured by a fixed and floating charge over all the assets of Sales Success Limited. In addition the bank loan is secured by an unlimited cross company guarantee between Sales Success Limited and Sales Technology Limited.

11.  CREDITORS: amounts falling due after more than one year


                                                                                       31 Oct
                                                                                         1998
                                                                                     (Pounds)
     Bank loan (note 12)                                                               32,508
     Convertible loan stock                                                             7,950
     Accruals and deferred income                                                      10,789
                                                                                     --------
                                                                                       51,247
                                                                                     ========


     The convertible loan stock can be converted into 53 ordinary shares of (Pounds)1 each at any time. Once issued, the shares will rank pari passu with the existing ordinary shares in issue. The convertible loan stock does not attract interest and cannot be repaid. The convertible loan stock is owned by David Yuile, a director of the company.


12.  LOANS

                                                                                       31 Oct
                                                                                         1998
                                                                                     (Pounds)
     Wholly repayable within five years:
     Bank loan                                                                         95,084
     Less: included in creditors: amounts falling due within one year                 (62,576)
                                                                                      -------
                                                                                       32,508
                                                                                      =======
     Amounts repayable:
      in one year or less or on demand                                                 62,576
      between one and two years                                                        12,576
      between two and five years                                                       19,932
                                                                                      -------
                                                                                       95,084
                                                                                      =======

     Sales Technology Limited
     --------------------------------------------------------------------------
     TO THE ACCOUNTS
     At 31 October 1998

13.  OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

                                                                  31 Oct
                                                                    1998
                                                                (Pounds)
     Amounts payable:
     within one year                                               1,160
     Less: Finance charges allocated to future periods                60
                                                                 =======
                                                                   1,100
                                                                 =======



14.  DEFERRED TAXATION
     Deferred tax amounts which have not been recognised are as follows:

                                                                  31 Oct
                                                                    1998
                                                                (Pounds)

     Capital allowances in arrears of depreciation                   627
     Tax losses                                                   33,895
                                                                --------
                                                                  34,522
                                                                ========


15.  RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET (DEBT)/FUNDS

                                                                  31 Oct
                                                                    1998
                                                                (Pounds)

     DECREASE IN CASH                                           (71,852)
     Cash outflow from decrease in lease financing                4,234
     Loan repayments                                              4,916
     New loans                                                 (100,000)
                                                             ----------
     Change in net debt resulting from cash flows              (162,702)
                                                             ----------
     MOVEMENT IN NET DEBT IN THE YEAR                          (162,702)

     NET FUNDS AT 1 NOVEMBER                                     83,515
                                                             ----------
     NET DEBT AT 31 OCTOBER  (NOTE 16)                          (79,187)
                                                             ==========

16.  ANALYSIS OF NET FUNDS/(DEBT)

                                               At                       At
                                       1 November        Cash   31 October
                                             1997        flow         1998
                                         (Pounds)    (Pounds)     (Pounds)
     Cash at bank and in hand              88,849    (71,852)      16,997
     Bank loans due within one year             -    (62,576)     (62,576)
     Bank loans due after one year              -    (32,508)     (32,508)
     Finance leases                        (5,334)     4,234       (1,100)
                                           ------    -------      -------
                                           83,515    162,702      (79,187)
                                           ======    =======      =======

     Sales Technology Limited
     ---------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 October 1998



17.  SHARE CAPITAL

                                                           Allotted, called up
                                             Authorised         and fully paid
                                                   1998                   1998
                                                    No.                (Pounds)
     Ordinary shares of (Pounds)1 each           70,000                    562
                                               ========                ========

     During the year the company issued 61 ordinary shares of (Pounds)1 each, at a premium of (Pounds)1,603 per share, for cash consideration of (Pounds)97,843. The shares were issued to fund the working capital of the business.


18.  RECONCILIATION OF SHAREHOLDERS' FUNDS


                                         Share          Share       Capital       Profit and
                                       capital        premium       reserve      loss account      Total
                                       (Pounds)       (Pounds)      (Pounds)       (Pounds)      (Pounds)
     At 1 November 1997                    501              39,919      14,626         225,184      280,230
     Share issue                            61              97,783                                   97,844
     Retained loss for the year                                                       (269,889)    (269,889)
                                      --------         -----------      ------     -----------   ----------
     At 31 October 1998                    562             137,702      14,626         (44,705)     108,185
                                      --------         -----------      ------     -----------   ----------

     The capital reserve relates to negative goodwill arising on the acquisition of the company's wholly owned subsidiary, Sales Success Limited.

19.  OTHER FINANCIAL COMMITMENTS
     Annual commitments under non-cancellable operating leases are as follows:


                                                           Land and
                                                          buildings
                                                               1998
                                                            (Pounds)
     Operating leases which expire:
     over five years                                         55,275
                                                         ==========


20.  TRANSACTIONS WITH DIRECTORS

     During the year, a car was sold to S McQuillan, one of the directors, for (Pounds)3,125. This is considered to be the market value of the vehicle.

     B Raynes, a director, has options to subscribe for 100 ordinary shares of (Pounds)1 each in the company. In addition there is an agreement for B Raynes to be awarded shares based on the performance of the group over the first five years. One ordinary share would be issued for every thousand pounds of profit for the year up to a maximum of 250 ordinary shares. At 31 October 1998 B Raynes had been awarded a total of 250 profit related options.

     Sales Technology Limited
     -------------------------------------------------------------------------
     NOTES TO THE ACCOUNTS
     At 31 October 1998

21.  OTHER RELATED PARTY TRANSACTIONS

     During the year, Sales Success Limited paid J Raynes, the wife of B Raynes, a director, (Pounds)6,350 for accountancy services. This is considered to be the open market value of the services.

     Adding Information Limited is a company controlled by J Raynes. During the year, Adding Information Limited charged Sales Success Limited (Pounds)5,375 for accountancy work. At the year end an amount of (Pounds)3,375 was owed to Adding Information Limited by Sales Success Limited, and is included within trade creditors. These amounts are considered the market value of the services provided.

     Included within trade debtors is an amount of (Pounds)1,346 due from Dowell & Associates who are one of the shareholders of Sales Technology Limited.

(b) Pro Forma Combined Financial Information of Interliant, Inc.

     The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results of operations or financial position that actually would have been realized had Interliant and Sales Technology been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Interliant, included in its registration statement on Form S-1, filed on March 15, 1999, as amended, and Sales Technology, included elsewhere in this filing.

     The following unaudited pro forma combined condensed financial statements give effect to the acquisition of Sales Technology using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements and related notes of Interliant and Sales Technology. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

     The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, result in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted.

     The unaudited pro forma combined condensed balance sheet assumes that the acquisition took place on June 30, 1999, and combines Interliant's unaudited June 30, 1999 consolidated balance sheet with Sales Technology's unaudited July 31, 1999 consolidated balance sheet. The pro forma combined condensed statements of operations assume all of the acquisitions completed through the date of this report took place as of January 1, 1998, and combines Interliant's audited consolidated statement of operations for the year ended December 31, 1998 and unaudited consolidated statement of operations for the six months ended June 30, 1999, with Sales Technology's audited statement of operations for the year ended October 31, 1998 and unaudited statement of operations for the six months ended July 31, 1999, respectively.

     The financial statements of Sales Technology have been translated into U.S. Dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. The balance sheet of Sales Technology has been converted at the exchange rate in effect as of July 31, 1999, and the statements of operations have been converted using the average exchange rates for each of the periods presented.

                            PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1999

                                                                        Sales
                                                     Interliant      Technology       Pro Forma
                                                     Historical      Limited (a)     Adjustments                 Pro Forma
                                                   --------------   -------------   --------------             --------------
Assets
Current assets:
 Cash and cash equivalents                         $    3,269,491   $          21   $   62,780,000 (1),(4)     $   66,049,512
 Cash-restricted                                        1,256,772               -                                   1,256,772
 Accounts receivable, net                               5,166,477         382,659                                   5,549,136
 Prepaid and other current assets                       1,002,576         154,143                                   1,156,719
                                                   --------------   -------------   --------------             --------------
      Total current assets                             10,695,316         536,823       62,780,000                 74,012,139
                                                   --------------   -------------   --------------             --------------

 Furniture, fixtures and equipment, net                12,417,328         195,227                                  12,612,555
 Intangibles, net                                      77,486,021                        3,200,000 (4)             80,686,021
 Other assets                                           3,130,370                       (2,000,000)(1)              1,130,370
                                                   --------------   -------------   --------------             --------------
      Total assets                                 $  103,729,035   $     732,050   $   63,980,000             $  168,441,085
                                                   ==============   =============   ==============             ==============

Liabilities and stockholders' equity
Current liabilities:
 Notes payable and current portion of
  long-term debt                                   $   10,983,866   $     371,115      (10,725,000)(3),(4)     $      629,981
 Accounts payable                                       3,994,192          38,035                                   4,032,227
 Accrued expenses                                       6,679,260         143,483         (677,753)(1)              6,144,990
 Deferred revenue                                       4,347,112                                                   4,347,112
                                                   --------------   -------------   --------------             --------------
      Total current liabilities                        26,004,430         552,633      (11,402,753)                15,154,310
                                                   --------------   -------------   --------------             --------------

Long-term debt, less current portion                    1,660,970               -                                   1,660,970
Long-term liabilities                                                      53,516                                      53,516

Series A redeemable convertible preferred stock        13,000,000               -      (13,000,000)(2)                      -

Stockholders' equity:
 Preferred stock
 Common stock                                             325,676             899          108,432 (1),(2),(4)        435,007
 Additional paid-in capital                            96,102,605         233,044       88,166,279 (1),(2),(4)    184,501,928
 Deferred compensation                                   (634,304)                               -                   (634,304)
 Accumulated deficit                                  (32,730,342)       (108,042)         108,042                (32,730,342)
                                                   --------------   -------------   --------------             --------------
      Total stockholders' equity                       63,063,635         125,901       88,382,753                151,572,289
                                                   --------------   -------------   --------------             --------------

      Total liabilities and stockholders' equity   $  103,729,035   $     732,050   $   63,980,000             $  168,441,085
                                                   ==============   =============   ==============             ==============

            (a) Balance sheet presented as of July 31, 1999, which represents acquiree's most recent quarter end.

             Pro Forma Condensed Combined Statement of Operations
                     For the Year Ended December 31, 1998

                                                 Companies      Companies         Sales
                                Interliant      Acquired in    Acquired in     Technology        Pro Forma
                                Historical        1998 (5)       1999 (6)    Acquisition (12)   Adjustments             Pro Forma
                                ----------        --------       --------    ---------------    -----------             ---------
Service revenues               $  4,905,027     $ 3,795,026    $34,280,078       $   961,639                          $ 43,941,770

Costs and expenses:                                                                                                              -
 Cost of service revenues         3,236,385       1,308,850     17,496,707           226,846      (1,050,921) (7)       21,217,867
 Sales and marketing              2,555,035          82,289      6,966,463                                               9,603,787
 General and administrative       6,848,565       3,482,143     10,331,041         1,171,799       2,497,463  (7), (8)  24,331,011
 Depreciation                       696,039         121,121      3,040,130            42,228                             3,899,518
 Amortization of intangibles      2,439,426               -              -                        22,221,057  (9)       24,660,483
                               ------------     -----------    -----------       -----------   -------------          ------------
Total costs and expenses         15,775,450       4,994,403     37,834,341         1,440,873      23,667,599            83,712,666
                               ------------     -----------    -----------       -----------   -------------          ------------

Operating income (loss)         (10,870,423)     (1,199,377)    (3,554,263)         (479,234)    (23,667,599)          (39,770,896)

Interest income (expense)           138,073        (178,451)      (841,326)           (8,828)                             (890,532)
Gain on litigation settlement                             -        266,518                                                 266,518
Other income (expense)                                    -       (142,243)                                               (142,243)
                               ------------     -----------    -----------       -----------   -------------          ------------

Income (loss) before income
tax                             (10,732,350)     (1,377,828)    (4,271,314)         (488,062)    (23,667,599)          (40,537,153)
Provision for income tax                             12,000        100,800           (37,346)        (75,454) (10)               -
                               ------------     -----------    -----------       -----------   -------------          ------------
Net income (loss)              $(10,732,350)    $(1,389,828)   $(4,372,114)      $  (450,716)  $ (23,592,145)         $(40,537,153)
                               ============     ===========    ===========       ===========   =============          ============

Net loss per share - basic
and diluted                    $      (1.22)                                                                          $      (2.48)
Weighted-average shares
outstanding                       8,799,432                                                                             16,360,172

             Pro Forma Condensed Combined Statement of Operations
                    For the Six Months Ended June 30, 1999

                                                              Companies         Sales
                                            Interliant       Acquired in     Technology        Pro Forma
                                            Historical        1999 (11)     Acquisition (12)  Adjustments               Pro Forma
                                            ----------        ---------     ----------------  -----------               ---------
         Service revenues                  $ 16,081,813     $  5,818,821       $ 832,062                             $  22,732,696

         Costs and expenses:
          Cost of service revenues            9,339,143        2,933,339         355,782                                12,628,264
          Sales and marketing                 5,969,136        1,692,276               -                                 7,661,412
          General and administrative         11,501,942        2,385,843         465,529                                14,353,314
          Depreciation                        2,100,306          600,520          34,500                                 2,735,326
          Amortization of intangibles         8,784,915                -                        3,545,327  (9)          12,330,242
                                           ------------     ------------       ---------      -----------            -------------
         Total costs and expenses            37,695,442        7,611,978         855,811        3,545,327               49,708,558
                                           ------------     ------------       ---------      -----------            -------------

         Operating income (loss)            (21,613,629)      (1,793,157)        (23,749)      (3,545,327)             (26,975,862)

         Interest income (expense)             (114,427)        (151,300)        (18,563)                                 (284,290)
         Other income (expense)                (112,188)               -                                                  (112,188)
                                           ------------     ------------       ---------      -----------            -------------

         Income (loss) before income tax    (21,840,244)      (1,944,457)        (42,312)      (3,545,327)             (27,372,340)
         Provision for income tax                     -           13,313                          (13,313) (10)                  -
                                           ------------     ------------       ---------      -----------            -------------
         Net income (loss)                 $(21,840,244)    $ (1,957,770)      $ (42,312)     $(3,532,014)           $ (27,372,340)
                                           ============     ============       ==========     ===========            =============

         Net loss per share - basic and
         diluted                           $      (0.77)                                                             $       (0.89)
         Weighted-average shares
         outstanding                         28,369,440                                                                 30,753,026

Notes to Pro Forma Condensed Combined Financial Information

         The following adjustments were applied to Interliant's Consolidated Financial Statements and the financial data of the companies acquired by Interliant since January 1, 1998 to arrive at the unaudited Pro Forma Combined Financial Information.

(1) To record receipt of proceeds of $72.9 million from the sale of 8,050,000 shares of common stock in an Initial Public Offering (IPO) in July 1999 at $10.00 per share, net of underwriters' discounts and commissions and offering costs payable directly by Interliant.

(2) To reflect conversion of 2,647,658 shares of Series A redeemable convertible preferred stock into an equal number of shares of common stock upon consummation of IPO.

(3) To reflect repayment of debt in the amount of $10.4 million upon completion of the IPO.

(4) To reflect purchase consideration for acquisition of Sales Technology Limited completed on September 14, 1999, consisting of cash of $0.4 million, repayment of $0.3 million of assumed bank debt, and the issuance of 235,410 shares of common stock valued at $11.23 per share, the elimination of the acquired company's net equity and record intangible assets arising from the acquisition. Future contingent consideration payments up to $3.65 million have not been recorded for pro forma purposes since the determination will not be made until December 31, 2000.

(5) The following table presents the statements of operations for acquisitions completed during 1998 for the period January 1, 1998 through the respective acquisition dates. Acquisitions that were deemed insignificant as per Rule 3-05 of Regulation S-X are aggregated in the Other Acquisitions column.

                                  Clever        Tri-Star     Host      B.N. Technology      GEN           Other     Total Companies
                                Computers   Web Creations   America       dba ICOM     International  Acquisitions  Acquired in 1998
                                ---------   -------------   -------       --------     -------------  ------------  ----------------
Service revenues                $ 518,320      $ 256,953   $ 533,159      $  982,376     $  618,867      $ 885,351     $  3,795,026
                                                                                                                                  -
Costs and expenses:                                                                                                               -
 Cost of service revenues         102,197        103,232     230,435         153,919        365,933        353,134        1,308,850
 Sales and marketing                                          52,770                         29,519                          82,289
 General and administrative       381,537        183,521     629,727         984,223        800,177        502,958        3,482,143
 Depreciation                                      9,557      63,642          10,817          5,518         31,587          121,121
                                ---------------------------------------------------------------------------------------------------
Total costs and expenses          483,734        296,310     976,574       1,148,959      1,201,147        887,679        4,994,403
                                ---------------------------------------------------------------------------------------------------

Operating income (loss)            34,586        (39,357)   (443,415)       (166,583)      (582,280)        (2,328)      (1,199,377)

Interest income (expense)                           (368)   (156,399)         (4,051)       (10,021)        (7,612)        (178,451)
                                ---------------------------------------------------------------------------------------------------

Income (loss) before income tax    34,586        (39,725)   (599,814)       (170,634)      (592,301)        (9,940)      (1,377,828)
Provision for income tax           12,000                                                                                    12,000
                                ---------------------------------------------------------------------------------------------------

Net income (loss)               $  22,586      $ (39,725)  $(599,814)     $ (170,634)    $ (592,301)     $  (9,940)    $ (1,389,828)
                                ===================================================================================================


(6) The following table presents the statements of operations for acquisitions completed during 1999 for the period January 1, 1998 through December 31, 1998. Acquisitions that were deemed insignificant as per Rule 3-05 of Regulation S-X are aggregated in the Other Acquisitions column.

                                                                   Net Daemons     Interliant         Other          Companies
                                    Telephonetics    Digiweb        Associates        Texas        Acquisitions   Acquired in 1999
                                    -------------    -------        ----------        -----        ------------   ----------------
Service revenues                     $ 2,769,606    $2,685,676     $ 5,770,024    $ 21,172,869      $ 1,881,903      $ 34,280,078

Costs and expenses:
 Cost of service revenues                823,161       923,310       3,211,532      11,880,983          657,721        17,496,707
 Sales and marketing                                    31,577                       6,722,996          211,890         6,966,463
 General and administrative            2,605,725       578,993       2,161,094       4,137,668          847,561        10,331,041
 Depreciation                             74,758       246,329         135,129       2,525,530           58,384         3,040,130
                                     --------------------------------------------------------------------------------------------
Total costs and expenses               3,503,644     1,780,209       5,507,755      25,267,177        1,775,556        37,834,341
                                     --------------------------------------------------------------------------------------------

Operating income (loss)                 (734,038)      905,467         262,269      (4,094,308)         106,347        (3,554,263)

Interest income (expense)                 (7,369)      (16,829)       (101,485)       (715,643)                          (841,326)
Gain (loss) on litigation settlement                                                   600,000         (333,482)          266,518
Other income (expense)                                                                (144,735)           2,492          (142,243)
                                     --------------------------------------------------------------------------------------------

Income (loss) before income tax         (741,407)      888,638         160,784      (4,354,686)        (224,643)       (4,271,314)
Provision for income tax                                               100,800                                            100,800
                                     --------------------------------------------------------------------------------------------
Net income (loss)                    $  (741,407)   $  888,638     $    59,984    $ (4,354,686)     $  (224,643)     $ (4,372,114)
                                     ============================================================================================

(7) To reclassify Interliant Texas customer service costs to conform to Interliant, Inc.'s presentation.

(8) To record amortization of stock based compensation awarded to employees and owners of acquired businesses in connection with employment and/or consulting agreements.

(9) To record amortization of intangibles arising as a result of acquisitions for the period from January 1, 1998 to acquisition date based on amortization periods ranging from one to five years.

(10) To record elimination of income tax provision due to consolidated pre-tax loss.

(11) The following table presents the statements of operations for acquisitions completed during 1999 for the period January 1, 1999 through the respective acquisition dates. Acquisitions that were deemed insignificant as per Rule 3-05 of Regulation S-X are aggregated in the Other Acquisitions column.

                                                                    Net Daemons     Interliant         Other        Companies
                                   Telephonetics      Digiweb        Associates        Texas       Acquisitions  Acquired in 1999
                                   -------------      -------        ----------        -----       ------------  ----------------
Service revenues                     $   331,182  $   237,300       $   836,289     $3,501,602      $   912,448     $   5,818,821

Costs and expenses:
 Cost of service revenues                 47,387       62,003           466,929      2,149,276          207,744         2,933,339
 Sales and marketing                      69,711                         12,122      1,508,576          101,867         1,692,276
 General and administrative              201,261       82,979           285,395      1,289,018          527,190         2,385,843
 Depreciation                              6,000       25,000            16,206        532,192           21,122           600,520
                                   ----------------------------------------------------------------------------------------------
Total costs and expenses                 324,359      169,982           780,652      5,479,062          857,923         7,611,978
                                   ----------------------------------------------------------------------------------------------

Operating income (loss)                    6,823       67,318            55,637     (1,977,460)          54,525        (1,793,157)

Interest income (expense)                                                (1,873)      (148,460)            (967)         (151,300)
                                   ----------------------------------------------------------------------------------------------

Income (loss) before income tax            6,823       67,318            53,764     (2,125,920)          53,558        (1,944,457)
Provision for income tax                                                 13,313                                            13,313
                                   ==============================================================================================
Net income (loss)                    $     6,823  $    67,318       $    40,451    $(2,125,920)     $    53,558     $  (1,957,770)
                                   ==============================================================================================

(12) The Pro Forma Combined Statement of Operations for the twelve months ended December 31, 1998 includes the results of operations for Sales Technology for the twelve months ended October 31, 1998. The Pro Forma Combined Statement of Operations for the six months ended June 30, 1999 includes the results of operations for Sales Technology for the six months ended July 31, 1999.